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                                                                   Exhibit 10.19

                               INCENTIVE AGREEMENT


          THIS AGREEMENT is made effective as of August 10, 1998 by and between SPECTRUM MEDICAL INDUSTRIES, INC., SPECTRUM LABORATORIES, INC, each a California corporation (jointly referred to hereinafter as "SPECTRUM") and F. Jesus Martinez ("MARTINEZ"), residing at 26541 Sotelo, Mission Viejo, CA 92692 and Roy
T. Eddleman, Chairman and CEO of SPECTRUM ("EDDLEMAN"), residing at 417 Amapola Lane, Los Angeles, CA 90077-3411.

                                    RECITALS

         To retain MARTINEZ as an employee of SPECTRUM, SPECTRUM desires to grant to MARTINEZ certain employment incentives, and MARTINEZ is willing to remain in the employ of SPECTRUM on the terms and conditions set forth herein.

          DEFINITION. The "EVENT" is defined as the sale or acquisition or merger of SPECTRUM with another entity, regardless whether or not SPECTRUM remains the surviving entity. The merger of SPECTRUM MEDICAL INDUSTRIES, INC., and SPECTRUM LABORATORIES. INC., or any of SPECTRUM LABORATORIES, INC., or any of SPECTRUM's wholly owned subsidiaries or vice versa is excluded from to definition of the "EVENT".

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and conditions contained herein, MARTINEZ and EDDLEMAN agree as follows:

          1. Effective as of the date specified herein above, SPECTRUM and EDDLEMAN agree to grant MARTINEZ an option for MARTINEZ to acquire undiluted three percent interest (undiluted 3%) in SPECTRUM of the issued and outstanding shares of SPECTRUM at a price of $0.12 per share per current fair market price vested immediately. The option can be exercised at anytime over a ten(10) year period in whole or in part. Said option shall contain a cashless exercise provision. Upon exercise of the option SPECTRUM and EDDLEMAN shall complete the process to make MARTINEZ the registered owner of such shares of common stock of SPECTRUM, including any other class or classes of stock that have rights of conversion to common shares of SPECTRUM. MARTINEZ hereby acknowledges that he shall be responsible for any tax consequences to him after the transfer of ownership of shares as stipulated above.

          2. Effective as the date hereof, SPECTRUM and EDDLEMAN further agree to grant MARTINEZ an option for MARTINEZ to acquire undiluted one percent interest


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                  (undiluted 1.0%) in SPECTRUM of the issued and outstanding shares of SPECTRUM at a price of $0.12 per share (current fair market price), for each two (2) years that MARTINEZ remain in the employ of SPECTRUM. Such option vests on the second anniversary of this agreement for an undiluted one percent (1%) and on the fourth anniversary for an additional one percent (1%). The option is for a period of ten (10) years. The option can be exercised at any time over a ten (10) year period in whole or in part. Said option shall contain a cashless exercise provision. Upon exercise of the option SPECTRUM and EDDLEMAN shall complete the process to make MARTINEZ the registered owner of such shares of common stock of SPECTRUM, including any other class or classes of stock that have rights of conversion to common shares of SPECTRUM. MARTINEZ hereby acknowledges that he shall be responsible for any tax consequences to him after to transfer of ownership of shares as stipulated above.

          3. Effective as of to hereof, SPECTRUM and EDDLEMAN further agree to make a "payment-in-kind" equal to five percent (5.0%) of the net sales proceeds in the event SPECTRUM is acquired by or merges with another entity as long as MARTINEZ is employed by the SPECTRUM. Such "payment-in-kind" to MARTINEZ shall be made in the same United Status currency or common stock of the acquiring entity, or a combination thereof, on the same date as the effective date of the EVENT. In the event of such payment, all unexercised options are canceled and MARTINEZ, shall sell all shares acquired upon exercise of the options back to SPECTRUM for $.12 per share, the exercise price of the option.

          4. Effective as of the date specified herein above, SPECTRUM and EDDLEMAN further agree that MARTINEZ shall not be terminated prior to the effective dare of the "EVENT" if an "EVENT" is forthcoming, for any reason other than "cause" as defined below. For purposes of this AGREEMENT, termination for "cause" shall mean (a) termination for dishonesty relating to SPECTRUM's funds or assets, (b) conviction of a felony involving SPECTRUM, (c) willful unauthorized disclosure of a trade secret or other confidential information of SPECTRUM,
                  (d) habitual insobriety or drug addiction, or (e) continuation of



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                  conduct which materially damages SPECTRUM after notice and an opportunity to cure.

              IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the day and year first above written.

For "SPECTRUM"                              For "MARTINEZ"

SPECTRUM MEDICAL INDUSTRIES, INC.           F. Jesus Martinez
and SPECTRUM LABORATORIES, INC.             26541 Sotelo
Laguna Hills, CA 92653-1362                 Mission Viejo, CA 92692

By: /s/ Roy T. Eddleman                     By: /s/ F. Jesus Martinez
   -----------------------------               -----------------------------
   Roy T. Eddleman, Chairman and CEO           F. Jesus Martinez

For "EDDLEMAN"

Roy T. Eddleman
417 Amapola Lane
Los Angeles, CA 90077-3411

/s/ Roy T. Eddleman
--------------------------------
Roy T. Eddleman

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